Exhibit 21.1

                          Subsidiaries of Registrant
                          --------------------------

                           DTI Com, Inc. (Delaware)

                  Canmax Retail Systems Incorporated (Texas)

       Dial Thru International Corporation, South Africa (South Africa)

                 Telenational Communications, Inc. (Delaware)